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Exhibit 5.1


                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                                   Suite 2400
                            New York, New York 10020




                                 April 14, 1999




Harvard Industries, Inc.
3 Werner Way
Lebanon, New Jersey 08833

Ladies and Gentlemen:

         You have requested our opinion as counsel to Harvard Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3, No. 333-71139 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the registration thereunder of 5,372,298 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

         We are acting as counsel to the Company in connection with such registration and the offering of the Shares. In such capacity, we have examined and are familiar with the corporate records of the Company, including its Certificate of Incorporation, as amended, its By-Laws, as amended, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Company and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

         1. The Company is a corporation validly existing in good standing under the laws of the State of Delaware.

         2. The Shares are, and when sold by the respective selling stockholders as described in the Registration Statement will be, duly, validly and legally authorized and issued and fully paid and nonassessable.

         The foregoing opinions are limited to the laws of the State of New York, the laws of the United States of America and the general corporate law of the State of Delaware, and do not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Validity of the Common Stock" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



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Harvard Industries, Inc.
April 14, 1999
Page 2

         Except to the extent provided in the preceding paragraph, this opinion is rendered solely to the Company in connection with the transactions described in the Registration Statement and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent.

                                           Very truly yours,


                                           SONNENSCHEIN NATH & ROSENTHAL


                                            By: /s/ PHILIP A. HABER
                                                -----------------------
                                                   Philip A. Haber